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                                                                   Exhibit 3.127


                                                                  FILED

                                                               NOV 8 1983

                                                              PAUL RIVIERE
                                                           SECRETARY OF STATE
                                                            By ______________

INSTRUCTIONS: File in DUPLICATE with Paul Riviere, Secretary of State, State Capitol, Little Rock, Ark. 72201, with payment of fees. Duplicate copy will be returned to the corporation at the listed address, and must be filed in the office of the County Clerk in which the corporation's registered office is located, (on other than Pulaski County) within 60 days after the date of filing with the Secretary of State.

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              STATE OF ARKANSAS -- OFFICE OF THE SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                        LITTLE ROCK APARTMENT GUIDE, INC.
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        The undersigned, natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Arkansas Business Corporation Act (Act 576 of 1965,) adopt the following articles of incorporation of such
Corporation:

FIRST:    The Name of the Corporation is:

                        LITTLE ROCK APARTMENT GUIDE, INC.
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          (Shall contain the word "Corporation", "Company", or "Incorporated":
          or shall contain an abbreviation of one of such words; but the same may not end with the word "Company" nor the abbreviation "Co." if such final word or abbreviation is immediately preceeded by "And" or any symbol for "And".)

SECOND:   The period of duration is perpetual

THIRD:    The purpose or purposes for which the Corporation is organized are:

          To publish, print, bind, sell, deliver and distribute magazines, pamphlets, directories, leaflets, papers, and to copyright the articles, stories and discussions appearing therein; to sell advertising space in such magazines and other publications; and to do all such other things as may be necessary or advisable to carry on such business.
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FOURTH:   The aggregate number of shares which the corporation shall have the authority to issue is five hundred (500) shares.

          The designation of each class, the number of shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                         PAR VALUE PER SHARE OR
      NUMBER OF                                          STATEMENT THAT SHARES
       SHARES            CLASS        SERIES (IF ANY)    ARE WITHOUT PAR VALUE
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        500             Common             ---                   $1.00

          The preferences, limitations and relative rights in respect of the shares of each class, and the variations in the relative rights and preferences as between series of any preferred or special class in series are as follows:

                                       N/A

          (Insert a statement of any authority to be vested in the Board of Directors to establish series and fix and determine the variations in the relative rights and preference as between series).

FIFTH: The amount of capital with which this corporation will begin business is $300.00. This corporation will not transact any business until there has been paid in for the issuance of shares consideration of the value of at least three hundred Dollars, ($300.00).

SIXTH: The provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares are:

                                      N/A

SEVENTH: The provisions for the regulation of the internal affairs of this corporation are:

                                       N/A
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EIGHTH:   The address of the initial registered office of this Corporation is:

          417 Spring Street      Little Rock                   Arkansas
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               Street               City                        State

          and the name of its initial registered agent at such address is:

          The Corporation Company

NINTH: The number of Directors constituting the initial Board of Directors is two (2), and they will serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified. If the number of initial Board members is either one or two, then a statement must be included specifying the number to be elected at the annual meeting, or the special meeting called for that purpose, of the shareholders next following the time when the shares become owned of record by more than one or two shareholders.

          The number of directors to serve on the Board of Directors elected at the annual meeting of the shareholders, or the special meeting called for that purpose, next following the time when the shares become owned of record by more than one or two shareholders shall not exceed three
          (3).

TENTH:    The name and address of each incorporator is:

       NAME                 STREET ADDRESS           CITY & STATE       SHARES
  Cynthia Harvey      2000 First Tennessee Bldg.     Memphis, TN          -0-


          Dated: November 2, 1983

          SIGNATURE OF INCORPORATORS:

                                           /s/ CYNTHIA HARVEY
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                                           CYNTHIA HARVEY


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